                                                                   Exhibit 10.26









                        PRODUCT ASSET PURCHASE AGREEMENT

                          dated as of February 27, 1998

                                      among


                        PARKEDALE PHARMACEUTICALS, INC.,


                             PARKE, DAVIS & COMPANY

                                       and

                             WARNER-LAMBERT COMPANY

                                TABLE OF CONTENTS


RECITALS.................................................................................1

ARTICLE 1 - DEFINITIONS..................................................................2

         Affiliate.......................................................................2
         Agreement.......................................................................2
         Anusol .........................................................................2
         Assets .........................................................................2
         Assets and Properties...........................................................2
         Asset Purchase Agreement........................................................2
         Assignment Instruments..........................................................2
         Assumed Liabilities.............................................................2
         Assumption Instruments..........................................................2
         Books and Records...............................................................2
         Business .......................................................................3
         Business Books and Records......................................................3
         Business Contracts..............................................................3
         Business Day....................................................................3
         Business Licenses...............................................................3
         CERCLA .........................................................................3
         cGMP............................................................................3
         Chargebacks.....................................................................3
         Claim Notice....................................................................3
         Clinical Toxicology Manufacturing Supply Agreement..............................3
         Closing ........................................................................3
         Closing Date....................................................................3
         Closing Date Inventory Level....................................................3
         Competetive Product.............................................................3
         Condition of Seller's Business..................................................3
         Consent Decree..................................................................3
         Contract .......................................................................4
         Cut-off Date....................................................................4
         DEA ............................................................................4
         Disclosure Schedule.............................................................4
         Discontinued or Withdrawn Products..............................................4
         Dispute Period..................................................................4
         Environmental Laws..............................................................4
         Excluded Assets.................................................................4
         Facility........................................................................4
         FDA ............................................................................4
         General Assignment and Assumption...............................................4

         Governmental or Regulatory Authority............................................5
         Guaranty Agreement..............................................................5
         Hazardous Substances............................................................5
         Hazardous Wastes................................................................5
         Indebtedness....................................................................5
         Indemnified Party...............................................................5
         Indemnifying Party..............................................................5
         Indemnity Notice................................................................5
         Intellectual Property...........................................................5
         Inventory.......................................................................6
         January Inventory Level.........................................................6
         Laws............................................................................6
         License Agreement...............................................................6
         Licenses .......................................................................6
         Losses .........................................................................6
         Manufacturing Agreements........................................................6
         Manufacturing Facilities........................................................6
         Medicaid Rebates................................................................6
         Operative Agreements............................................................6
         Order ..........................................................................6
         Other Products..................................................................6
         Person .........................................................................7
         Pre-Closing Product Lots........................................................7
         Product Financial Statements....................................................7
         Products .......................................................................7
         Purchase Price..................................................................7
         Purchaser.......................................................................7
         Purchaser Assumption Letters....................................................7
         RCRA ...........................................................................7
         Registrations...................................................................7
         Regulatory and Technological Know-How Documents.................................7
         Representative..................................................................8
         Retained Liabilities............................................................8
         Seller .........................................................................8
         Seller Assignment Letters.......................................................8
         Tax.............................................................................8
         Territories.....................................................................8
         Third Party Claim...............................................................8
         Transition Services Agreement...................................................8
         United States Products..........................................................8
         U.S. Territory..................................................................8
         Worldwide Products..............................................................8
         Worldwide Territory.............................................................8

ARTICLE II - SALE OF ASSETS, CLOSING AND CERTAIN POST-CLOSING
         OBLIGATIONS......................................................................9

              2.1  Sale of Assets.........................................................9
              2.2  Excluded Assets.......................................................10
              2.3  Assumed Liabilities...................................................11
              2.4  Purchase Price........................................................11
              2.5  Closing...............................................................12
              2.6  Third-Party Consents..................................................13
              2.7  Fair Market Value of Assets...........................................13
              2.8  Delivery of Documentation.............................................13
              2.9  Territorial Restriction...............................................14
              2.10 Non-competition.......................................................14
              2.11 Product Regulatory Obligations........................................14
              2.12 Cooperation...........................................................16
              2.13 Consent Decree........................................................16
              2.14 Right of First Negotiation Regarding Elase............................17

ARTICLE III - CONDITIONS TO OBLIGATIONS OF PURCHASER.....................................18

              3.1  Representations and Warranties........................................18
              3.2  Performance...........................................................18
              3.3  Orders and Laws.......................................................18
              3.4  Regulatory Consents and Approvals.....................................18
              3.5  Third Party Consents..................................................19
              3.6  Deliveries............................................................19

ARTICLE IV - CONDITIONS TO OBLIGATIONS OF SELLER.........................................19

              4.1  Representations and Warranties........................................19
              4.2  Performance...........................................................19
              4.3  Orders and Laws.......................................................20
              4.4  Regulatory Consents and Approvals.....................................20
              4.5  Third Party Consents..................................................20
              4.6  Deliveries............................................................20

ARTICLE V - REPRESENTATIONS AND WARRANTIES...............................................21

              5.1  Legal Authority.......................................................21
              5.2  No Conflicts..........................................................22
              5.3  Title to Assets.......................................................22
              5.4  Litigation............................................................22
              5.5  Inventory and Inventory Levels........................................22
              5.6  Intellectual Property Rights..........................................23
              5.7  Contracts.............................................................24

              5.8  Licenses..............................................................25
              5.9  Conduct of Business...................................................26
              5.10 Ability to Conduct Business...........................................26
              5.11 Relationship with Suppliers and Customers.............................26
              5.12 The Products..........................................................26
              5.13 Brokers...............................................................27
              5.14 Financing.............................................................27
              5.15 Compliance with Consent Decree........................................27
              5.16 Events Subsequent to December 31, 1997................................28
              5.17 Debarment.............................................................28
              5.18 DEA...................................................................28
              5.19 Environmental Matters ................................................29
              5.20 Product and Service Warranties........................................30
              5.21 Product Financial Statements..........................................30
              5.22 Material Facts........................................................30
              5.23 Non-marketed Products.................................................30
              5.24 Disclaimer of Warranties..............................................30

ARTICLE VI - INDEMNIFICATION.............................................................31

              6.1  Indemnification.......................................................31
              6.2  Method of Asserting Claims............................................33
              6.3  Exclusivity...........................................................35

ARTICLE VII - MISCELLANEOUS..............................................................36

              7.1  Payment of Transaction Expenses.......................................36
              7.2  Drug Master Files.....................................................36
              7.3  Use of Trademarks and Trade Names.....................................36
              7.4  Delivery of Assets and Inventory, etc.; Removal of Property...........37
              7.5  Further Assurances and Access.........................................37
              7.6  Notices...............................................................37
              7.7  Survival of Representations, Warranties, Covenants and Agreements.....39
              7.8  No Other Representations..............................................39
              7.9  Independent Contractor................................................39
              7.10 Entire Agreement......................................................39
              7.11 Public Announcements..................................................40
              7.12 Confidentiality.......................................................40
              7.13 Waiver................................................................40
              7.14 Amendment.............................................................41
              7.15 No Third Party Beneficiary............................................41
              7.16 No Assignment; Binding Effect.........................................41
              7.17 Headings..............................................................41
              7.18 Invalid Provisions....................................................41
              7.19 Governing Law.........................................................41
              7.20 Counterparts..........................................................42

         Disclosure Schedule
         Schedule 2.3(a)(ii)   -   Rebates

         Exhibits
             A    Product List
             B    General Assignment and Assumption
             C    Seller Assignment Letters
             D    Purchaser Assumption Letters


                        PRODUCT ASSET PURCHASE AGREEMENT


     THIS PRODUCT ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of February 27, 1998, is made and entered into by and between Warner-Lambert Company, a Delaware corporation ("Seller"), and Parkedale Pharmaceuticals, Inc., a Michigan corporation ("Purchaser").

                                    RECITALS

     WHEREAS, Seller is engaged in the business of manufacturing, packaging, developing, testing, distributing and selling the Products (the "Business") and owns certain rights related to (i) the United States prescription product Anusol-HC(R) ("Anusol"), (ii) the United States products listed in Exhibit A (together with Anusol, the "United States Products") and (iii) the products identified in Exhibit A, with respect to the countries specified on Exhibit A for such products, attached hereto (the "Worldwide Products"). The Worldwide Products and the United States Products are referred to herein as the "Products";

     WHEREAS, Seller desires to sell, transfer and assign to Purchaser, and Purchaser desires to purchase and acquire from Seller, certain of the assets of Seller relating to the Products, and in connection therewith, Purchaser has agreed to assume certain of the liabilities of Seller relating to the Products, all on the terms set forth herein; and

     WHEREAS, this Agreement is being entered into in connection with the transactions pursuant to which (i) Purchaser, Parke, Davis & Company, a Michigan corporation ("Parke"), and Seller have entered into that certain Asset Purchase Agreement dated of even date herewith (the "Asset Purchase Agreement"), (ii) Purchaser, Parke and Seller have entered into those certain License Agreements relating to the Anusol trademark and certain other trademarks dated of even date herewith (the "License Agreements"), (iii) Purchaser and Seller have entered into certain Manufacturing Agreements dated of even date herewith (the "Manufacturing Agreements"), (iv) Purchaser and Seller have entered into that certain Transition Services Agreement dated of even date herewith (the "Transition Services Agreement"), (v) King Pharmaceuticals, Inc., a Tennessee corporation and the sole shareholder of Purchaser has executed that certain Guaranty Agreement dated of even date herewith (the "Guaranty") and (vi) Purchaser and Seller have entered into that certain Clinical and Toxicology Manufacturing Supply Agreement dated of even date herewith (the "Clinical Toxicology Manufacturing Supply Agreement").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     1.1  (a) Definitions.

          As used in this Agreement, the following defined terms have the meanings indicated below:

          "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means ownership of fifty percent (50%) or more of the voting or income interest in such Person.

          "Agreement" shall have the meaning set forth in the preamble.

          "Anusol" shall have the meaning set forth in the Recitals.

          "Assets" shall have the meaning set forth in Section 2.1.

          "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person.

          "Asset Purchase Agreement" shall have the meaning set forth in the Recitals.

          "Assignment Instruments" shall have the meaning set forth in
Section 2.5.

          "Assumed Liabilities" shall have the meaning set forth in Section 2.3.

          "Assumption Instruments" shall have the meaning set forth in
Section 2.5.

          "Books and Records" of any Person means, without any limitation, all files, documents, instruments, papers, books and records (scientific, developmental, distribution, marketing, financial or other) relating to the business, results of operations and Assets and Properties of such Person, including, without limitation, books and records relating to Intellectual Property, budgets, pricing guidelines, ledgers, journals, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data, plans, environmental studies and sales data, target lists, sampling lists, physician lists, volume prescriber lists, marketing information and strategies, marketing summaries, program details, promotional materials, training materials for sales personnel, advertising data, and advertisements related to the Products in any form or fashion, in and outside the United States, together with all internal and external correspondence, historical records and copies of all of the foregoing.

          "Business" shall have the meaning set forth in the Recitals.

          "Business Books and Records" shall have the meaning set forth in
Section 2.1(vi).

          "Business Contracts" shall have the meaning set forth in Section 2.1(iv).

          "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of Michigan are authorized or obligated to close.

          "Business Licenses" shall have the meaning set forth in Section
2.1(v).

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

          "cGMP" shall have the meaning set forth in Section 5.12.

          "Chargebacks" shall have the meaning set forth in Section 2.3(a)(ii).

          "Claim Notice" means written notification pursuant to Section 6.2(a) of a Third Party Claim as to which indemnity under Section 6.1 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 6.1, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim.

          "Clinical Toxicology Manufacturing Supply Agreement" shall have the meaning set forth in the Recitals.

          "Closing" shall mean the consummation of the transactions contemplated herein.

          "Closing Date" shall mean (a) February 27, 1998, or (b) such other date as Purchaser and Seller mutually agree upon in writing.

          "Closing Date Inventory Level" shall have the meaning set forth in
Section 2.4(b).

          "Competitive Product" shall have the meaning set forth in Section
2.10.

          "Condition of Seller's Business" means with respect to the Business, the financial condition, results of operations and condition of the Assets.

          "Consent Decree" shall mean that certain Consent Decree of Permanent Injunction entered into in the United States District Court for the District of New Jersey in Civil Action No. 93-3525 styled as United States of America v. Warner-Lambert Company, a corporation, and Melvin R. Goodes and Lodewijk J. R. de Vink, individuals.

          "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract.

          "Cut-off Date" means, with respect to any representation, warranty, covenant or agreement contained in this Agreement, the date on which such representation, warranty, covenant or agreement ceases to survive as provided in clause (b) or (c) of Section 7.7, as applicable.

          "DEA" shall have the meaning set forth in Section 5.18.

          "Disclosure Schedule" means the record delivered to Purchaser by Seller herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Seller pursuant to this Agreement.

          "Discontinued or Withdrawn Products" means Ophthochlor(R) (chloramphenicol ophthalmic solution), Ophthocort(R) (chloramphenicol, polymyxin B sulfate and hydrocortisone acetate opthalmic ointment), Chloromycetin(R) Hydrocortisone Opthalmic Chloromycetin(R) (chloramphenicol capsules), Surital(R), Theelin(R), Pitocin(R), Humatin(R) (paromomycin sulfate capsules), Procan(R) SR (procainamide hydrochloride extended-release tablets, 500 mg, 750 mg and 1000 mg tablets), Procan(R) capsules, Aplitest(R) (Tuberculin), Poison Ivy Extract and Flougen(R), ACTH for injection and Vira-A(R) for infusion.

          "Dispute Period" means the period ending thirty (30) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

          "Environmental Laws" means any federal, state or local law, regulation, ordinance or Order pertaining to the protection of the environment and the health and safety of the public, including but not limited to CERCLA, RCRA and the Hazardous

Materials Transportation Act in existence as of the Closing Date which govern
(i) the emission or discharge of Hazardous Substances into the environment; (ii) the control of Hazardous Wastes; or (iii) the use, generation, transport, treatment, storage, disposal or removal of Hazardous Substances.

          "Excluded Assets" shall have the meaning set forth in Section 2.2.

          "Facility" shall mean the facility operated by Seller located at 870 Parkedale Road, Rochester, Michigan.

          "FDA" shall mean the United States Food and Drug Administration.

          "General Assignment and Assumption" shall have the meaning set forth in Section 2.5.

          "Governmental or Regulatory Authority" shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

          "Guaranty Agreement" shall have the meaning set forth in the Recitals.

          "Hazardous Substances" means (A) asbestos which is friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of regulatory requirements, or radon gas; and (B) any chemical, material or substance defined as, or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste" or "toxic substances" or words of similar import under any Environmental Law.

          "Hazardous Wastes" means hazardous wastes as defined by RCRA or equivalent state laws, and the regulations thereunder.

          "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases or (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

          "Indemnified Party" means any Person claiming indemnification under any provision of Article VI, including without limitation a Person asserting a claim pursuant to Section 6.2(c).

          "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article VI, including without limitation a Person against whom a claim is asserted pursuant to Section 6.2(c).

          "Indemnity Notice" means written notification pursuant to Section 6.2(b) of a claim for indemnity under Article VI by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

          "Intellectual Property" shall mean, with respect to any Product, all of the following without limitation and whether registered, issued, pending or in a draft form: all patents, trademarks and trademark rights, service marks and service mark rights, service names and service name rights, brand names, inventions, copyrights and copyright rights, processes, formulae, product names, logos, slogans, trade secrets, trade dress, processes, designs, methodologies, technical information and know-how, in each case relating to the manufacture, packaging, testing, development, distribution, marketing, use or sale of such Product in the United States, with respect to a United States Product, or in the Worldwide Territory with respect to a Worldwide Product, except that the term "Intellectual Property" shall not include (a) any trade dress or know-how utilized in connection with the manufacture, use or sale of any of the Other Products and (b) the Anusol trademark and any other Intellectual Property listed in Section 7.3(b) of the Disclosure Schedule (except as provided in a License Agreement).

          "Inventory" shall have the meaning set forth in Section 2.1(iii).

          "January Inventory Level" shall have the meaning set forth in Section 2.4(b).

          "Laws" shall mean all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

          "License Agreement" shall have the meaning set forth in the Recitals.

          "Licenses" means all licenses, Permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority, including all applications, renewals or extensions therefor.

          "Losses" shall mean any and all liabilities, debts, obligations, damages, fines, penalties, deficiencies, losses and expenses (including, without limitation, interest, court costs, amounts paid in settlement, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment).

          "Manufacturing Agreements" shall have the meaning set forth in the Recitals.

          "Manufacturing Facilities" shall have the meaning set forth in Section 5.19(a).

          "Medicaid Rebates" shall have the meaning set forth in Section 2.3(a)(ii).

          "Operative Agreements" shall mean, collectively, the General Assignment and Assumption and the other Assignment Instruments, the Assumption Instruments, the Asset Purchase Agreement, the Manufacturing Agreements, the License Agreements, the Transitional Services Agreement, the Clinical and Toxicology Manufacturing Supply Agreement, the Guaranty Agreement and any support, collateral or other agreements, consents or approvals to be entered into or secured in connection with the foregoing or the transactions contemplated herein and therein.

          "Order" shall mean any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

          "Other Products" shall mean all products of Seller or its Affiliates other than the Products.

          "Person" shall mean any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

          "Pre-Closing Product Lots" shall have the meaning set forth in Section 2.11.

          "Product Financial Statements" shall have the meaning set forth in
Section 5.21.

          "Products" shall have the meaning set forth in the Recitals.

          "Purchase Price" shall have the meaning set forth in Section 2.4.

          "Purchaser" shall have the meaning set forth in the preamble.

          "Purchaser Assumption Letters" shall have the meaning set forth in
Section 4.6(viii).

          "RCRA" means the Resources Conservation and Recovery Act and rules and regulations promulgated thereunder.

          "Registrations" shall have the meaning set forth in Section 2.1(ii).

          "Regulatory and Technological Know-How Documents" shall mean without any limitation, the following documentation created since January 1, 1993, relating to the Products (or documents otherwise necessary for the manufacture, use or sale of the Products): (i) the applications and all other Governmental or Regulatory Authority related documents for the Products, including, but not limited to, supplements, records, logs, reviews, data, charts, and reports related to the Products, whether issued, pending, or in draft form, and whether or not required to be kept or maintained under Laws, together with all internal and external correspondence, historical records, and copies of all of the foregoing; (ii) all equipment specifications, all analytical specifications and all validation reports, all bills of material, all master (and historical) formulae, all packaging specifications, all approved and rejected vendor lists and audits, all methodologies, all change control reports, all product complaints and adverse drug event histories and files, all raw material, excipient, component and labeling purchasing specifications, all Standard Operating Procedures ("SOPs"), ladder logic and flow diagrams for PLC operations related to the Products, whether issued, pending, or in draft form, and whether or not required to be kept or maintained under Laws, together with all internal and external correspondence, historical records and copies of all of the foregoing; and (iii) all scientific research or development data, records, charts, reports, SOP's, procedures, documents and the like, all stability data, records, charts, reports, SOP's, procedures, documents and the like, all quality assurance/control data, records, charts, reports, SOP's, procedures, documents and the like related specifically to the Products, whether issued, pending, or in draft form, and whether or not required to be kept or maintained under Laws, together with all internal and external correspondence, historical records, and copies of all of the foregoing but in all cases specifically excluding, in the case of Seller, all level 1 and 2 policies and procedures as well as any other documents not solely related to the Products or otherwise necessary for Purchaser to manufacture, use or sell the Products or to comply with the Consent Decree.

          "Representative" shall have the meaning set forth in Section 7.12.

          "Retained Liabilities" shall have the meaning set forth in Section 2.3(b).

          "Seller" shall have the meaning set forth in the preamble.

          "Seller Assignment Letters" shall have the meaning set forth in
Section 3.6(viii).

          "Tax" means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, value added, franchise, capital, paid-up capital, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax.

          "Territories" shall mean the U.S. Territory with respect to the United States Products and the Worldwide Territory with respect to the Worldwide Products.

          "Third Party Claim" has the meaning ascribed to it in Section 6.2(a).

          "Transition Services Agreement" shall have the meaning set forth in the Recitals.

          "United States Products" shall have the meaning set forth in the Recitals.

          "U.S. Territory" shall mean the United States, its territories and possessions the District of Columbia and United States military bases worldwide.

          "Worldwide Products" shall have the meaning set forth in the Recitals.

          "Worldwide Territory" shall mean the U.S. Territory and all jurisdictions throughout the world where the Worldwide Products are currently being sold by Seller or any of its Affiliates.

          (b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrase "ordinary course of business" refers to the business of Seller in connection with the Business. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Any representation or warranty contained herein as to the enforceability of a Contract shall be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).


                                   ARTICLE II

          SALE OF ASSETS, CLOSING AND CERTAIN POST-CLOSING OBLIGATIONS

     2.1 Sale of Assets. Pursuant to the terms and conditions set forth in this Agreement, Seller agrees to sell, assign and deliver or cause to be sold, assigned, and delivered to Purchaser, and Purchaser agrees to purchase, assume and receive from Seller or an Affiliate of Seller, Seller's or such Affiliate's entire right, title and interest in, to and under the following assets as the same exist on the Closing Date, but only to the extent used solely in connection with the Business (collectively, the "Assets"):

          (i) Intellectual Property. All rights to the Intellectual Property, including, without limitation, the Intellectual Property listed in Section 2.1(i) of the Disclosure Schedule;

          (ii) Registrations. The regulatory approvals, licenses, applications and Investigational New Drug applications and all supplements thereto naming the Products in the Territories listed in Section 2.1(ii) of the Disclosure Schedule attached hereto (the "Registrations");

          (iii) Inventory. All inventories of raw materials, work-in-process, finished goods, packaging materials and other accessories related thereto which are held at, or are in transit from or to, the locations at which Seller or its Affiliates conducts the Business (the "Inventory");

          (iv) Business Contracts. All contracts, whether oral or written, to which Seller is a party and which relate solely to Seller's manufacture, packaging, marketing, sale and distribution of the Products, including, without limitation, all purchase orders and contracts relating to suppliers, sales representatives, distributors, marketing arrangements and manufacturing arrangements (the "Business Contracts"). Written descriptions of those contracts with a dollar amount greater than or equal to $25,000.00 are provided in Section 2.1(iv) of the Disclosure Schedule attached hereto;

          (v) Licenses. To the extent their transfer is permitted under applicable Laws, all licenses, permits, certificates, warrants or grants (including applications, renewals, or extensions therefor) related solely to any Product or other Asset, including, but not limited to, the licenses listed in
Section 2.1(v) of the Disclosure Schedule (the "Business Licenses");

          (vi) Books and Records. All Books and Records used solely in the conduct of the Business or otherwise relating solely to the Assets, excluding without limitation, the minute books, stock transfer books and corporate seal of Seller, which relate to the conduct of such Business or Assets for the period beginning January 1, 1993 (or otherwise necessary for the manufacture, use or sale of the Products) and with respect to those books and records which are material to the operation of the Business or the Assets, and to the extent necessary to the conduct of the Business, any additional Books and Records requested by Purchaser (the "Business Books and Records"). To the extent any of the Books and Records used in the Business are items susceptible to duplication and are either (x) used in connection with Seller's or any of its Affiliate's businesses other than the Business or (y) are required by Law to be retained by Seller, Seller may deliver photostatic copies or other reproductions from which, in the case of such Books and Records referred to in clause (x), information solely concerning Seller's or any of its Affiliate's businesses other than the Business, has been deleted; and

          (vii) Regulatory and Technological Know-How Documents. All Regulatory and Technological Know-How Documents relating to the Products.

          (viii) Goodwill. All goodwill associated with the Business other than goodwill associated with any trademark, trade name, service mark, service name, slogan or logo used by Seller prior to the date hereof and not transferred to Purchaser pursuant to this Agreement or the Operative Agreements.

     2.2 Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the following assets of Seller (the "Excluded Assets") shall be excluded from and shall not constitute Assets:

          (i) Accounts Receivable. All trade accounts receivable and all notes, bonds and other evidences of indebtedness and rights to receive payments arising out of sales of the Products prior to the Closing Date, including any rights of Seller with respect to any third party collection procedures or any contract or any other actions which have accrued prior to the Closing Date in connection with the manufacture, sale or use of any Product;

          (ii) Insurance. All insurance policies relating to the operation of the Business;

          (iii) Tax Refunds. All refunds or credits, if any, of Taxes due to or from Seller which cannot be assigned by Law;

          (iv) Litigation Claims. Any rights (including indemnification), claims and recoveries under litigation of Seller against third parties arising out of or relating to events occurring prior to the Closing Date;

          (v) Excluded Obligations. The obligations of Seller in, to and under all Contracts of any nature, which are not assumed by Purchaser pursuant to Section 2.3(a)(i); and

          (vi) Seller's Rights. Seller's rights under this Agreement.

     2.3 Assumed Liabilities. (a) Purchaser hereby assumes and agrees to pay, perform and discharge when due the following liabilities and obligations of Seller arising in connection with the Products (the "Assumed Liabilities"):

          (i) Obligations under Contracts, Licenses and Registrations. All liabilities and obligations under the Business Contracts, Business Licenses and Registrations arising and to be performed on or after the Closing Date.

          (ii) Medicaid and Chargebacks. State and federal Medicaid/Medicare rebates ("Medicaid Rebates") in connection with Products sold after the Closing Date; and credits, chargeback rebates, utilization based rebates, reimbursements and similar payments to wholesalers and other distributors, buying groups, insurers and other institutions ("Chargebacks") in connection with units of Products sold after the Closing Date, provided that with respect to the rebates set forth on Schedule 2.3(a)(ii), Seller shall pay, until the date indicated on Schedule 2.3(a)(ii) with respect to such rebate, the rebates claimed by customers of Products, provided that neither party attempts to influence the speed with which such rebates are processed by any such customer.

          (iii) Recalls. From and after the Closing Date and to the extent more specifically set forth in this Agreement, all liabilities, obligations and responsibilities relating to voluntary and involuntary recalls of units of Products sold by Purchaser after the Closing Date.

          (iv) Product Liability. From and after the Closing Date, all liabilities, obligations and responsibilities relating to product liability claims or threatened claims relating to Products sold by Purchaser after the Closing Date.

          (v) Research and Development. All liabilities, obligations and responsibilities for any research and development relating to any of the Products after the Closing Date.

          (vi) Consent Decree. Obligations under the Consent Decree to the extent set forth in Section 2.13.

          (vii) Returns. From and after the Closing Date, all liabilities and obligations with respect to the returned units of Product provided that Seller shall reimburse Purchaser for payments made with respect to returns received regarding units of Product sold prior to the Closing Date.

          (b) Retained Liabilities. Except for the Assumed Liabilities, Purchaser shall not assume by virtue of this Agreement or any of the Operative Agreements or the transactions contemplated hereby or thereby, and shall have no liability for, any Losses of Seller of any kind, character or description whatsoever (the "Retained Liabilities").

     2.4 Purchase Price. (a) Subject to the terms and conditions of this Agreement and the terms and conditions of the Operative Agreements, in consideration for the sale, assignment and delivery of the Assets, Purchaser shall on the Closing Date pay as full and fair consideration therefor to Seller simultaneous with the execution and delivery of this Agreement by both parties, an amount equal to (i) Forty-Eight Million Dollars ($48,000,000.00) payable by wire transfer of immediately available funds to an account to be designated by Seller and (ii) the value of the Inventory transferred to Purchaser pursuant to the terms of this Agreement, calculated and payable in accordance with subsection (b) of this Section 2.4. The amounts set forth in Section 2.4(a)(i) and (ii) is referred to herein as the "Purchase Price".

          (b) Seller shall prepare a valuation, including performing a physical inspection and valuation (based on Seller's normal calculation of book value) of the Inventory in Seller's possession at the Facility as of January 31, 1998 (such valuation is referred to herein as the "January Inventory Value"). On the Closing Date, Seller shall prepare a valuation of the Inventory as of the Closing Date, based on the January

Inventory Value and adding or subtracting therefrom all purchases, sales, disposals and use of Inventory as shown on Seller's Business Books and Records. The resulting valuation shall be referred to as the "Closing Date Inventory Value". In the event Purchaser has a good faith reason to believe the Closing Date Inventory was not valued in accordance with Seller's normal calculation of book value, Seller and Purchaser agree to discuss in good faith any such discrepancy. On December 1, 1998, Purchaser shall pay to Seller by wire transfer of immediately available funds to an account to be designated by Seller on or before November 28, 1998, an amount equal to the Closing Date Inventory Value less (a) $600,000 and (b) the value of any Inventory which Purchaser was unable, after putting forth reasonable commercial efforts, to sell or trade for value prior to December 1, 1998, due to the expiration date of such Inventory. Purchaser shall destroy or donate all such unsalable Inventory promptly after December 1, 1998.

      2.5 Closing. The Closing will take place at the offices ofSeller, or at such other place as Purchaser and Seller mutually agree, at 10:00 A.M. local time, on the Closing Date. At the Closing, pursuant to the provisions of Section
2.4 above, Purchaser will pay the Purchase Price. Simultaneously, (a) Seller will assign and transfer to Purchaser good and valid title in and to the Assets, free and clear of all liens, claims, charges, or encumbrances of any kind whatsoever, by delivery of (i) a General Assignment, Assumption and Irrevocable Bill of Sale substantially in the form of Exhibit B hereto (the "General Assignment and Assumption"), duly executed by Seller, (ii) an assignment of the Intellectual Property in form and substance reasonably satisfactory to Purchaser and (iii) such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance reasonably acceptable to Purchaser's counsel, as shall be effective to vest in Purchaser good and valid title to the Assets, including, without limitation, the Seller's Assignment Letters (the General Assignment and the other instruments referred to in clauses (ii) and
(iii) being collectively referred to herein as the "Assignment Instruments"), and (b) Purchaser will assume from Seller the due payment, performance and discharge of the Assumed Liabilities by delivery of (i) the General Assignment and Assumption duly executed by Purchaser, and (ii) such other good and sufficient instruments of assumption, in form and substance reasonably acceptable to Seller's counsel, as shall be effective to cause Purchaser to assume the Assumed Liabilities, including, without limitation, the Purchaser's Assumption Letters (the General Assignment and Assumption and such other instruments collectively referred to herein as the "Assumption Instruments").

          Third-Party Consents. To the extent that any Business Contract or Business License is not assignable without the consent of another Person, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. Seller and Purchaser shall use commercially reasonable efforts before the Closing Date to obtain the consent of all such other Persons to the assignment of any such Business Contract or Business License to Purchaser in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, Seller shall cooperate with Purchaser in any reasonable arrangement designed to provide for Purchaser the benefits intended to be assigned to Purchaser under the relevant Business Contract or

Business License, including, but not limited to, enforcement at the cost of Seller and for the account of Purchaser of any and all rights of Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made, Purchaser shall have no obligation or liability pursuant to Section 2.3 or otherwise under this Agreement or the Operative Agreements with respect to any such Business Contract or Business License. If, in the opinion of Purchaser, the absence of a third party consent has deprived Purchaser of a material benefit of its bargain hereunder or under the Operative Agreements, and if Seller and Purchaser have been unable to agree upon an arrangement designed to provide for Purchaser the benefits intended to be assigned to it, then the parties agree to negotiate in good faith an offset to the Purchase Price paid by Purchaser hereunder for that part of the benefit which the parties agree has been lost. Nothing in this Section 2.6 shall be deemed to waive the rights of the Purchaser not to consummate the transactions contemplated by this Agreement or the Operative Agreements if the conditions to its obligations hereunder contained in Section 3.5 have not been fulfilled.

     2.7 Fair Market Value of Assets. The parties hereto agree that the Purchase Price represents the fair market value of the Assets. The allocation of the Purchase Price to the Inventory shall be the amount calculated in accordance with Section 2.4(b). The amount paid pursuant to Section 2.4(a)(i) shall be allocated to the Intellectual Property and goodwill associated with the Business. Such allocations shall be binding on the parties and their Affiliates for all purposes relating in any fashion to liability for any Tax or assessment.

     2.8 Delivery of Documentation. As soon as possible after the Closing Date, but in no event later than thirty (30) days after the Closing Date, Seller will, at its expense, deliver to the Facility, or to another location designated by Purchaser, all Business Books and Records and all Regulatory and Technological Know-How Documents not otherwise located at the Facility on the Closing Date to the extent not otherwise necessary for Seller to perform its obligations under the Transition Services Agreement (provided that Seller shall have the right to retain one copy of such Business Books and Records and Regulatory and Technological Know-How Documents for its archival purposes). Additionally, Seller hereby agrees that it will transfer to Purchaser (or any third parties designated by Purchaser) as soon as possible on or after the Closing Date all other manufacturing process technology and regulatory material owned by Seller and exclusively relating to the Products, determined by Purchaser in good faith and after consultation with Seller to be necessary or useful to the commercial manufacture of the same.

     2.9 Territorial Restriction. Purchaser hereby agrees that it shall not directly or indirectly sell any United States Products outside the U.S. Territory at any time. The restrictions set forth in this Section shall survive the termination or expiration of this Agreement.

     2.10 Non-competition. (a) Seller agrees that for a period of ten (10) years after the Closing Date, unless acting pursuant hereto or with the prior written consent of

Purchaser, neither it nor any of its Affiliates will sell (i) in the US Territory, any prescription product which has as an active ingredient, the same chemical entity as any United States Product being actively commercialized by Purchaser and (ii) in any jurisdiction in the world, any prescription product which has as an active ingredient, the same chemical entity as any Worldwide Product actively being commercialized by Purchaser in such jurisdiction (any such product is referred to as a "Competitive Product"). Notwithstanding the foregoing, Seller and any Affiliate of the Seller may enter into any transaction pursuant to which it acquires control of a company that manufactures, uses, sells or markets any Competitive Product, provided, that it divests ownership of such Competitive Product within eighteen (18) months of the closing date of such transaction. This provision shall not apply to participation by Seller or any Affiliate of Seller in the ownership of any such business if such participation is less than the equivalent of ten percent (10%) of the voting equity securities of such company. In the event that Seller or any of Seller's Affiliates divests a Competitive Product pursuant to this Section 2.10, Seller or its Affiliates will give Purchaser a non-exclusive right to participate as a bidder for the purchase of such Competitive Product.

          (b) The parties hereto agree that the duration, geographic scope and other provisions of the non-competition provision set forth in this Section 2.10 are reasonable. In the event that any court determines that the duration, the geographic scope or any other provisions are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest geographic area that would not render it unenforceable. The Seller agrees that damages are an inadequate remedy for any breach of this provision and that the Purchaser shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision. If Seller or any of its Affiliates shall violate this Section 2.10, the duration of this Section automatically shall be extended as against such violating party for a period equal to the period during which such party shall have been in violation of this Section. The covenants contained in this Section are deemed to be material and the Purchaser is entering into this Agreement and the Operative Agreements in reliance upon such covenants.

     2.11 Product Regulatory Obligations.

          (a) Handling of Inventory and Finished Product. Purchaser shall hold, store, manufacture, package and test any Inventory consisting of Product lots (including but not limited to its raw materials, excipients, and components) bearing a trade name or trademark used by Seller prior to the Closing Date and which trade name or trademark is not transferred to Purchaser hereunder or pursuant to the Asset Purchase Agreement (any such Product lot, together with any Product lot from which Products were sold by Seller prior to the Closing Date are referred to herein as "Pre-Closing Product Lots") in accordance with
(i) current Good Manufacturing Practices, (ii) the Product application or license, (iii) applicable analytical procedures, material specifications, master batch records, stability protocols, analytical methods and packaging instructions and
(iv) all other applicable Laws.

          (b) Complaints And Adverse Drug Events. (i) Each party shall notify the other in the event that such party receives a complaint or a report of an adverse drug event relating to a Pre-Closing Product Lot. Each party shall further notify the other in the event that such party receives a report of an adverse drug event relating to those United States Products sold in (i) the U.S. Territory by Purchaser or (ii) outside the U.S. Territory by Seller or any of its Affiliates. With respect to complaints within the scope of this Section, notice must be provided by the complaint recipient to the other party (x) within 24 hours if the complaint involves allegations of suspected or actual product tampering, or contamination and (y) within 4 Business Days in the case of all other complaints. With respect to adverse drug events within the scope of this Section, notice must be provided by the reporting recipient to all other parties within 4 Business Days of receipt. In all cases, the party which owns the Product at issue shall be responsible for investigating and responding to any reported complaint or adverse drug event, and for any communications with any Governmental or Regulatory Authority or any third party, provided that (i) such party shall provide the other party with copies of all related investigation reports and all related communications received from or sent to any Governmental or Regulatory Authority or third party within 3 Business Days of the completion of the investigation report or the communication, as the case may be, (ii) Purchaser shall consult with Seller with respect to any investigations, and prior to any communications with any Governmental or Regulatory Authority or third party, relating to any Pre-Closing Product Lot, (iii) Purchaser shall comply with all reasonable requests and comments by Seller with respect to all such investigations and communications relating to any Pre-Closing Product Lots, and (iv) unless required by law, Purchaser shall not communicate with any Governmental or Regulatory Authority or third party without the prior written consent of Seller in the case of any Pre-Closing Product Lots, which consent shall not be unreasonably withheld. Seller shall pay Purchaser's reasonable expenses in connection with any such investigations relating to Pre-Closing lots sold by Seller.

          (c) Stability Testing And Recalls. Purchaser shall be responsible for all required stability testing relating to Pre-Closing Product Lots. Purchaser shall notify Seller within one business day of any initial out-of-specification result relating to any Pre-Closing Product Lot. Purchaser shall be responsible for investigating all such out-of-specification results and for any communications with the FDA or other regulatory authority.

          (d) Regulatory Contacts. Purchaser shall be responsible for all contacts with the FDA and any other regulatory authority with respect to all matters relating to the Products or the Business, provided that (i) Purchaser shall notify Seller immediately and in no event later than one Business Day after receipt of any contact or communication from the FDA or any other Governmental or Regulatory Authority that in any way requests or suggests the need for recall or withdrawal of a Pre-Closing Product Lot or which otherwise calls into question the quality or safety of any such Pre-Closing Product

Lot. Purchaser shall be responsible for investigating any such request or suggestion and for any communications with any Governmental or Regulatory Authority or third party relating thereto.

          (e) Notice and Responsibility. With regard to any investigation undertaken by Purchaser pursuant to subsections (c) or (d) of this Section, the terms of this subsection (e) shall apply. Purchaser shall provide Seller with copies of all related investigation reports and all related communications received from or sent to any Governmental or Regulatory Authority or third party within two Business Days of the completion of any such investigation report or related communication. Purchaser shall consult with Seller with respect to any such investigations. Purchaser shall comply with all reasonable requests and comments by the Seller with respect to all such investigations. Unless otherwise required by law, Purchaser shall not communicate with or respond to any Governmental or Regulatory Authority or any third party (excluding Purchaser's contract customer) concerning any such investigation without the prior written consent of Seller, which consent shall not be unreasonably withheld. Seller shall have the right to require Purchaser to initiate a recall or withdrawal of any Product with respect to any Pre-Closing Product Lot if Seller determines that a recall is appropriate under 21 C.F.R. ss. 7.

      2.12 Cooperation. (a) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business in its possession and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax returns, (ii) the determination or enforcement of rights and obligations under this Agreement or any of the Operative Agreements, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any Indemnified Party or Indemnifying Party or (v) in connection with any actual or threatened Action or Proceeding. Further, each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

          (b) If, in order properly to prepare its Tax returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business not referred to in paragraph (a) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by such party in accordance with this paragraph shall be held confidential by such party in accordance with Section 7.12.

      2.13 Consent Decree. (a) Effective as of the Closing Date, and subject to the terms and conditions of this Agreement and Operative Agreements, Purchaser shall assume sole responsibility for compliance with the terms, conditions and requirements of, and all liabilities under, the Consent Decree only to the extent that the terms of the Consent Decree are applicable (either by specific reference or by general reference) to the operation of the Business or the Assets.

          (b) Except as otherwise specifically set forth herein or in the Operative Agreements, subject to the terms of this Agreement, Seller shall have no responsibility for compliance with the terms, conditions and requirements of the Consent Decree with respect to the Business or the Assets, and Seller shall not be liable for any failure by Purchaser to comply with the Consent Decree, or for any liabilities or penalties incurred by Purchaser thereunder.

          (c) Subject to applicable law, as of the Closing Date, Seller shall not, and shall have no right to, initiate or participate in any communications, negotiations, or petitions with any third party relating to or pursuant to the Consent Decree to the extent that such communications, negotiations or petitions relate solely to the Business or the Assets.

          (d) Subject to applicable law, Purchaser shall not, and shall have no right to, initiate or participate in any communications, negotiations or petitions with any third party relating to or pursuant to the Consent Decree to the extent that such communications, negotiations or petitions relate solely to anything other than the Business or the Assets.

          (e) After the Closing Date, neither Seller nor Purchaser shall comment on or discuss the other party's performance, rights, responsibilities and/or liabilities with respect to the Consent Decree with any third party unless required to do so by law or if expressly authorized to do so in a writing signed by the other party.

          (f) Purchaser may negotiate and/or petition for relief under the Consent Decree solely with respect to the Business, the Assets or those assets sold to Purchaser pursuant to the terms of the Asset Purchase Agreement, separately from and without notice to Seller.

          (g) Seller may negotiate and/or petition for relief under the Consent Decree with respect to any matter, except matters relating to the Business, the Assets or those assets sold to Purchaser pursuant to the terms of the Asset Purchase Agreement, separately from and without notice to Purchaser.

          (h) In the case of any reasonable negotiation or petition for relief described in subsections (f) or (g) of this Section 2.13, the non-negotiating or non-petitioning party shall provide reasonable cooperation to the other party as may be necessary to obtain the relief sought by such negotiation or petition.

      2.14 Right of First Negotiation Regarding Elase. The parties acknowledge and agree that Seller and/or its Affiliates have entered into a certain agreement pursuant to which Seller and/or its Affiliates have licensed to a third party the right to sell certain pharmaceutical products in the United States under the trademark Elase(R).. In the event Seller and its Affiliates determine prior to the fifth anniversary date of the Closing Date, in their sole discretion, to sell or transfer their rights to any such products (other than as part of a transaction in which other Assets and Properties of Seller may be transferred), and further determine in their sole discretion that they have the right to sell and transfer such rights, Purchaser shall have the first right to negotiate with Seller for the purchase of such rights. Purchaser must exercise its right to negotiate with Seller by providing Seller with written notice of its intent to so negotiate within 15 Business Days after receiving written notice from Seller of its intent to sell or transfer its rights to such products. Upon Purchaser's exercise of its right, Seller and Purchaser shall negotiate, in good faith, for the sale and transfer of such rights for a period of three months from the date of Purchaser's exercise notice to Seller.



                                   ARTICLE III

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

          The obligations of Purchaser hereunder to purchase the Assets and to assume and pay, perform and discharge the Assumed Liabilities are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser, but only in writing, in its sole discretion):

      3.1 Representations and Warranties. The representations and warranties made by Seller in this Agreement and the Operative Agreements shall be true and correct in all respects material on and as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date.

      3.2 Performance. Seller shall have performed and complied with, in all material respects, the agreements and obligations required by this Agreement and the Operative Agreements to be so performed or complied with by Seller at or before the Closing.

      3.3 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

      3.4 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and Seller to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

      3.5 Third Party Consents. The consents (or in lieu thereof written waivers) listed in Section 3.5 of the Disclosure Schedule which include certain consents required under Business Contracts and Business Licenses shall have been obtained and shall be in full force and effect.

      3.6 Deliveries. Seller shall have executed and delivered to Purchaser:

          (i)    the Assignment Instruments;

          (ii)   the Asset Purchase Agreement;

          (iii)  the Manufacturing Agreements;

          (iv)   the License Agreements;

          (v)    the Transition Service Agreement;

          (vi)   the Clinical and Toxicology Manufacturing Supply Agreement;

          (vii)  the Guaranty Agreement; and

          (viii) letters from Seller to the FDA or such other appropriate Governmental or Regulatory Authority transferring all rights to the Registrations to Purchaser, in the form attached hereto as Exhibit C (the "Seller Assignment Letters"); and

          (ix) such other documents, materials and instruments reasonably requested by Purchaser as may be necessary to completely sell and assign the Assets and transfer the Assumed Liabilities to Purchaser.

                                   ARTICLE IV

                       CONDITIONS TO OBLIGATIONS OF SELLER

      The obligations of Seller hereunder to sell the Assets are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller, but only in writing, in its sole discretion):

      4.1 Representations and Warranties. The representations and warranties made by Purchaser in this Agreement and the Operative Agreements shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date.

     4.2 Performance. Purchaser shall have performed and complied with, in all material respects, the agreements and obligations required by this Agreement and the Operative Agreements to be so performed or complied with by Purchaser at or before the Closing.

     4.3 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

     4.4 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Seller and Purchaser to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

     4.5 Third Party Consents. The consents (or in lieu thereof written waivers) listed in Section 4.5 of the Disclosure Schedule shall have been obtained and shall be in full force and effect.

     4.6 Deliveries. Purchaser shall have executed and delivered to Seller:

         (i)    the Assumption Instruments;

         (ii)   the Asset Purchase Agreement;

         (iii)  the Manufacturing Agreements;

         (iv)   the License Agreements;

         (v)    the Transition Services Agreement;

         (vi)   the Clinical and Toxicology Manufacturing Supply Agreement;

         (vii)  the Guaranty Agreement;

         (viii) letters from Purchaser to the FDA or such other appropriate Governmental or Regulatory Authority assuming all obligations of the Registrations from Seller, in the form attached hereto as Exhibit D (the "Purchaser Assumption Letters"); and

          (ix) such other documents, materials and instruments reasonably requested by Seller as may be necessary to completely sell and assign the Assets and transfer the Assumed Liabilities to Seller.





                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     Legal Authority.

          Each party represents and warrants that it has the legal power, authority and right to enter into this Agreement and each of the Operative Agreements and to perform its respective obligations set forth herein and therein.

          Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Michigan. Seller has the corporate power and authority to own and use the Assets, and to transact the Business in the manner in which it currently transacts or plans to transact such Business, including any and all activities in connection with the Products, holds all franchises, Licenses and permits necessary and required therefor, and is duly licensed or qualified as a foreign corporation in all jurisdictions in which such licensing or qualification is required to conduct such activities, where the failure to be so licensed or qualified could reasonably be anticipated to have a material adverse effect on the Assets, or the Business. Except as set forth on Section 5.1 of the Disclosure Schedule, there are no Persons or Affiliates of Seller who have any ownership interest or rights of use in and to the Assets.

          Each party represents and warrants that the execution and delivery of this Agreement and the Operative Agreements do not, and the compliance with and the fulfillment of, and the consummation of the transactions contemplated by this Agreement and the Operative Agreements will not, violate or conflict with any provisions of the Articles of Incorporation or Bylaws of such party or its Affiliates or result in a breach of, or constitute a default under, or result in the acceleration of, any obligation under any agreement or instrument to which such party or its Affiliates is a party or by which they are bound, or violate any order, judgment, award or decree to which they are a party or to which they are subject, which violation, conflict, breach or default or acceleration could have a material adverse effect on
               (a) in the case of Seller, the Assets or the Business, (b) any interest or right of the other party under this Agreement or the Operative Agreements or (ic) the consummation of the transactions contemplated hereby. Each party represents and warrants that except as disclosed in Sections 3.5 and 4.5 of the Disclosure Schedule or to the extent of any required approvals of any Governmental or Regulatory Authority or as described in Sections
               3.4 and 4.4 of the Disclosure Schedule, there are no third parties whose authorization or approval is required with respect to the execution and performance by such party of this Agreement or the Operative Agreements. Each party represents that this Agreement and the Operative Agreements represent the binding and enforceable obligations of such party.

     5.2 No Conflicts. Each party represents and warrants for itself and its Affiliates that it and they are not a party to any agreement or arrangement with any third party or under any obligation or restriction, including pursuant to its or their Articles or Charter of Incorporation or By-Laws, which in any way limits or conflicts with its or their ability to fulfill any of its or their obligations set forth herein or under any of the Operative Agreements.

     5.3 Title to Assets. Seller hereby represents and warrants that, except as disclosed in Section 5.3 of the Disclosure Schedule: (i) it has good and marketable title to the Assets, free and clear of all liens, claims, encumbrances, security interests, restrictions, or liabilities of any kind; (ii) there are no adverse claims of ownership to the Assets; and (iii) to Seller's knowledge, there exists no set of facts or circumstances that would indicate that there is any reasonable basis to believe that any Person or Persons could or would assert a claim of ownership, right of possession or use in any way adverse to Purchaser's rights in and to any of the Assets.

     5.4 Litigation. (a) Except as disclosed in Section 5.4 of the Disclosure Schedule, Seller hereby represents and warrants for itself and its Affiliates that there is no claim, demand, litigation, action, suit, inquiry, investigation, arbitration or other proceeding pending or to its knowledge threatened against Seller specifically with respect to the manufacture, use, sale or packaging of the Products or any of the Assets, nor to the knowledge of Seller or its Affiliates are there any facts or circumstances which could reasonably be anticipated to result in any such claims, demands, litigation, action, suit, inquiry, investigation, arbitration or other proceeding related to any of the Assets or the Products which could financially impair Purchaser or its Affiliates in their maintenance, use or enjoyment of any of their rights, title, or interests in and to the Products or the Assets as contemplated under this Agreement or any of the Operative Agreements.

     (b) Purchaser hereby represents and warrants that there is no claim, demand, litigation, action, suit, inquiry, investigation, arbitration or other proceeding pending or to its knowledge threatened against Purchaser or its Affiliates with respect to its right and ability to consummate the transactions contemplated by this Agreement or the Operative Agreements.

     5.5 Inventory and Inventory Levels. Seller represents and warrants that on the Closing Date, the Closing Date Inventory Value shall be correct in all material respects. Except as otherwise disclosed to Purchaser on Section 5.5 of the Disclosure Schedule, Seller represents and warrants that it has used its reasonable commercial efforts to keep its Inventories at levels which do not exceed those normally experienced by it during the twelve (12) month period prior to the date of this Agreement. Seller further represents that since January 1, 1997 it has not sold its Inventory to wholesalers or distributors at prices below its standard selling prices or made any promotions or offers to wholesalers or distributors outside of its normal course of business. Seller further represents and warrants that execpt as disclosed in Section 5.5 of the Disclosure Schedule (i) the Inventories of Seller (whether finished product, work-in-process or raw materials or components) consist of items of a quality currently useable and salable in the ordinary course of business, meet all applicable specifications and are fit for their intended purposes; (ii) it has good and marketable title to all of such Inventories free and clear of any liens, mortgages, pledges, encumbrances, claims or charges of any kind; (iii) with respect to all finished Product Inventory or work-in-process, that such items meet all applicable specifications (i.e., are not obsolete, would be, if completed, useable and salable in the ordinary course of business and meet all requirements of the applicable Registration), have been manufactured in accordance with all cGMP regulations and all other Laws, and have not been mislabeled, adulterated or misbranded as to prohibit their introduction into commerce.

     5.6 Intellectual Property Rights. Except as disclosed in Section 5.6 of the Disclosure Schedule, to Seller's knowledge, Seller has all right, title and interest in or valid and binding rights under Contract to use the Intellectual Property. Except as disclosed in Section 5.6 of the Disclosure Schedule, (i) all registrations with and applications to Governmental or Regulatory Authorities in respect of Intellectual Property owned by Seller and described in Section 2.1(i) are valid and in full force and effect and there exists no default by Seller which would in any way jeopardize the rights of Purchaser or its Affiliates to any such applications to a Governmental or Regulatory Authority; (ii) title to the Intellectual Property is held by Seller free and clear of all adverse claims, liens, security interests, restrictions, and other encumbrances and there are no circumstances to indicate that there is any reasonable basis to believe that any Person or Governmental or Regulatory Authority could or would assert or support a claim of ownership, right of possession or use in any way adverse to Purchaser's or its Affiliates' rights in and to any of the Intellectual Property; (iii) with respect to any items of Intellectual Property used by Seller, but not owned by Seller, Seller is, to its knowledge, in compliance in all respects with the agreements granting any such rights of use, such contracts, agreements, or understandings are in full force and effect and there is no default by any other party to such contracts, agreements or understandings which would in any way jeopardize the rights of Purchaser or its Affiliates to any Intellectual Property therein granted or adversely affect in any manner such Intellectual Property or

Purchaser's rights thereto; (iv) neither Seller nor Seller's Affiliates have received any written notice that it or they are in default in any respect under any Business Contract or Business License to use the Intellectual Property; (v) there are no claims, demands, proceedings or other actions instituted, pending or, to the knowledge of Seller and its Affiliates threatened, nor to the knowledge of Seller and its Affiliates are there any facts and circumstances which could reasonably be anticipated to result in any such claims, demands or proceedings, alleging that the use by Seller or its Affiliates of any Intellectual Property related to the Assets or the Products, or that the use, manufacture, or licensing of any item, material, design or process in connection with the Assets or the Products, infringes any patents or other intellectual property rights of any Person, or otherwise challenging the right of Seller or its Affiliates with respect to the Assets or the Products to maintain or use any Intellectual Property included within the Assets. Seller has not received written notice that it is infringing any Intellectual Property of any other Person in connection with the conduct of the Business, to the knowledge of Seller, no claim is pending or has been made to such effect that has not been resolved and, to the knowledge of the Seller, it is not infringing any Intellectual Property of any other Person. Seller has not granted to any Person, including its Affiliates, any licenses, sublicenses or other rights to, for or under any Intellectual Property, the Assets or the Products.

     5.7 Contracts. (a) Seller represents and warrants as follows: Section 2.1(iv) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Business Contracts and certain policies and warranties of seller, as the same may have been amended or supplemented, with a reasonably complete and accurate written descriptions of same to which Seller is a party or by which any of the Products or Assets are bound:

          (i) all Business Contracts with suppliers (including, but not limited to, suppliers of raw materials, packaging and labeling components, excipients, and the like), distributors, dealers, manufacturer's representatives, sales representatives, sales agencies or franchises with whom Seller deals in connection with the Business which in any case involve or have historically within the past calendar year involved the payment or potential payment, pursuant to the terms of any such Contract, by or to Seller of more than $25,000 annually;

          (ii) all Contracts relating to the future disposition or acquisition of any Assets in an amount in excess of $25,000, other than dispositions or acquisitions of Inventory in the ordinary course of business;

          (iii) all current return policies and product warranties relating to Products manufactured or distributed by the Seller; and

          (iv) all other Business Contracts that (A) involve the payment or potential payment, pursuant to the terms of any such Business Contract, by or to the Seller of more than $25,000 annually and (B) cannot be terminated within thirty (30) days after giving notice of termination without resulting in any material cost or penalty to the Seller.

          (b) With respect to each Business Contract required to be disclosed in
Section 2.1(iv) of the Disclosure Schedule to which Seller is a party, and except as disclosed in Section 5.7 of the Disclosure Schedule:

               (i) To Seller's knowledge, each Business Contract is a valid and binding agreement, representing a bona fide commercial transaction of Seller enforceable against Seller in accordance with its terms, no rights thereto have been assigned or transferred and to Seller's knowledge no one has any adverse claims with respect to the right of Purchaser to obtain the full benefits thereunder except as such enforceability may be limited in the future by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and by principles of equity (whether considered in a proceeding at law or in equity) and Seller has no knowledge that any Business Contract is not a valid and binding agreement of the other parties thereto;

               (ii) Seller has fulfilled all material obligations required pursuant to the Business Contracts to have been performed by it on its part prior to the date hereof, and Seller has no reason to believe that it will not be able to fulfill, when due, all of its obligations under the Business Contracts which remain to be performed pursuant to any of the Operative Agreements, including, but not limited to, the Transitional Services Agreement from the date hereof until the Closing Date;

               (iii) Seller is not in breach of or default under any Business Contract, and to Seller's knowledge, no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of benefits or rights or result in the creation of any lien, charge, claim, security interest or encumbrance, thereunder or pursuant thereto;

               (iv) To the knowledge of Seller, there is no existing breach or default by any other party to any Business Contract and, to Seller's knowledge, no event has occurred which with the passage of time or giving notice of or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto; and

               (v) Except as set forth in Section 5.7 of the Disclosure Schedule, the continuation, validity and effectiveness of each Business Contract would not be affected by the transfer thereof to the Purchaser under this Agreement and all such Business Contracts are assignable to the Purchaser without a consent.

     5.8 Licenses. Seller represents and warrants that (i) Section 2.1(v) of the Disclosure Schedule contains a true and complete list of all Business Licenses material to Seller's Business (and all pending applications, renewals or drafts for any such Business Licenses), setting forth the grantor, the grantee, the function and the expiration and renewal date of each and that true and complete copies of all such Business Licenses will be delivered to the Purchaser on or prior to the Closing Date; (ii) except as disclosed in Section 5.8 of the Disclosure Schedule, Seller is not in default (or with the giving of notice or lapse of time or both, would be in default) under any Business License in any material respect; (iii) rights and title to the Business Licenses is held by Seller free and clear of all adverse claims, liens, security interests, restrictions and other encumbrances and except as disclosed in Section 5.8 of the Disclosure Schedule, there are no circumstances to indicate that there is any reasonable basis to believe that any Person or Governmental or Regulatory Authority could or would assert or support a claim of ownership, right of possession or use in any way adverse to Purchaser's or its Affiliates' rights in and to any of the Business Licenses; (iv) with respect to any Business Licenses used by Seller, but not owned by Seller, Seller is in compliance in all respects with the agreements granting any such rights of use, such contracts, agreements, or understandings are in full force and effect and there is no default by any other party to such contracts, agreements or understandings which would in any way jeopardize the rights of Purchaser or its Affiliates to any Business License therein granted or adversely affect in any manner Purchaser's rights thereto;
(v) neither Seller nor Seller's Affiliates have received any written notice that it or they are, in default in any respect under any Business Contract or with regard to use of the Business Licenses; (vi) there are no claims, demands, proceedings or other actions instituted, pending or, to the knowledge of Seller and its Affiliates, threatened in writing, nor to the knowledge of Seller and its Affiliates are there any facts or circumstances which could reasonably be anticipated to result in any such claims, demands or proceedings, alleging that the use by Seller or its Affiliates of any Business License related to the Assets or the Products, or that the use, manufacture, or licensing of any item, material, design or process in connection with the Assets or the Products, infringes any license or property rights of any Person, or otherwise challenging the right of Seller or its Affiliates with respect to the Assets or the Products to maintain or use any Business License, or any application or registration therefore. Seller further warrants and represents that it has not received written notice that it is infringing any Business License of any other Person in connection with the conduct of the Business, to the knowledge of Seller, no claim is pending or has been made to such effect that has not been resolved and, to the knowledge of Seller, it is not infringing any License of any other Person. Seller has not granted to any Person including its Affiliates any licenses, sublicenses or other rights to, for or under any Business License, the Assets or the Products.

     5.9 Conduct of Business. Seller hereby represents that it has used its reasonable commercial efforts, since January 1, 1997, to conduct each and every element and aspect of the Business, including but not limited to the manufacture, development, promotion, marketing, and sale of the Products, in the ordinary course of business, such that it has not offered since January 1, 1997 through the date of this Agreement any extraordinary rebates, discounts, or any other promotion or marketing incentives relative to the Products in any manner whatsoever other than in the ordinary course of business. Except as disclosed in writing to Purchaser, since January 1, 1997 Seller has not suffered any material adverse changes in the Business or the Assets, other than the voluntary Fluogen recall and suspension (and Purchaser hereby acknowledges that Seller is not currently marketing Fluogen and does not currently have FDA approval to market Fluogen), which materially and adversely affect the value of the Assets, the well-being of the Business, or the ability of the Purchaser to perform any of its obligations under this Agreement or the Operative Agreements.

     5.10 Ability to Conduct Business. Except as set forth in Section 5.10 of the Disclosure Schedule, none of Seller, its agents, officers, or employees, or Affiliates is subject to or bound by any judgment, order, writ, injunction, or decree of any court, or of any governmental body or of any arbitrator, or a party to, bound by, or a beneficiary of any agreement which would hinder or prevent the permitted use after the Closing Date by Purchaser of any of the Products or the Assets or its conduct of a business similar to the Business as conducted by Seller or interfere in any way with Purchaser's rights under this Agreement or the Operative Agreements or the Purchaser's rights and/or obligations hereunder or thereunder.

     5.11 Relationship with Suppliers and Customers. Except as disclosed in
Section 5.11 of the Disclosure Schedule, within the twelve (12) months prior to the date of this Agreement, no customer of the Business has canceled or, to Seller's knowledge, threatened, any cancellation of its purchase of the Products (or has materially diminished any of its orders thereunder) and no supplier to the Business has canceled or, to Seller's knowledge, threatened any cancellation of any raw material, excipients or components necessary for the manufacture of the Products (or has materially diminished the level of its supply).

     5.12 The Products. Since January 1, 1997, or except as set forth on Section
5.12 to the Disclosure Schedule or as identified in FDA 483 observation reports, Establishment Investigation Reports, similar reports of corresponding governmental agencies outside the United States, and all responses thereto, which may be found in public records, or which has been disclosed in writing to Purchaser there have been no: (i) Products which have been recalled, (other than the voluntary Fluogen recall or the current suspension of manufacturing of Pitocin(R)), withdrawn, seized, replaced or suspended by Seller; (ii) proceedings pending against Seller or its Affiliates (whether such proceedings have since been completed or remain pending) seeking the recall, withdrawal, suspension or seizure of any of the Products or seeking to enjoin Seller or any of its Affiliates from engaging in any activities pertaining to the Products;
(iii) to Seller's knowledge, set of facts which could reasonably be expected to furnish a basis for the recall, market replacement, withdrawal, suspension or seizure of any Product or the suspension of any Registration, Business License, wholesale dealers license, export license or other governmental license, approval or consent of any Governmental or Regulatory Authority with respect to any of the Products or the Facility; (iv) to Seller's knowledge, set of facts which could reasonably be expected to otherwise cause Seller or its Affiliates to recall, withdraw or suspend any Product from the market or to cease further distribution or marketing of commercially available products pending further approval or authorization from a Governmental or Regulatory Authority, or to change the marketing classification of any Product or to terminate or suspend clinical testing of any Product. Since January 1, 1997, the Products have been manufactured in accordance with the specifications under which such Products have normally been manufactured and in accordance with the specifications provided in the appropriate Registration, and furthermore in accordance with all applicable requirements of law, including without limitation current Good Manufacturing Practices as defined by the FDA ("cGMP"). Section 5.12 of the Disclosure Schedule describes various validations performed with respect to certain Products. Purchaser further acknowledges and agrees that Seller is no longer manufacturing or marketing the Discontinued or Withdrawn Products and Seller makes no representations or warranties with respect to the Discontinued or Withdrawn Products. Seller shall provide Purchaser with a report of sales of the Products for the months ending January 31, 1998 and February 28, 1998 promptly after they become available. Section 2.1(ii) of the Disclosure Schedule lists all regulatory approvals held by Seller with respect to the Products.

     5.13 Brokers. Each party hereby represents that all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by each such party directly with the other party without the intervention of any Person on behalf of either party in such manner as to give rise to any valid claim by any Person against either party for a finder's fee, brokerage commission or similar payment.

     5.14 Financing. Purchaser has sufficient cash and or available credit facilities (and has provided Seller with evidence thereof) to pay the Purchase Price and to make all other necessary payments of fees and expenses in connection with the transactions contemplated by this Agreement.

     5.15 Compliance with Consent Decree. Without admission, Seller represents and warrants that, except as identified in FDA 483 observation reports, Establishment Investigation Reports, similar reports of corresponding governmental agencies outside the United States, and all responses thereto, which may be found in public records, or as disclosed in writing to Purchaser by Seller, Seller has substantially complied with all the terms, provisions and restrictions of the Consent Decree relative to the Assets as of the date hereof.

     5.16 Events Subsequent to December 31, 1997. Since December 31, 1997, neither Seller nor any of its Affiliates have, except as set forth in Section
5.16 of the Disclosure Schedule:

          (i) mortgaged, pledged or caused to be created a security interest with respect to any of the Assets;

          (ii) suffered any damage, destruction, or loss materially adversely affecting the Assets or the Business relative to the Products or the ability of Seller to perform any of its obligations under this Agreement or the Operative Agreements, sold, transferred or assigned any of the Assets, other than in the ordinary course of business;

          (iii) been involved in any labor dispute which materially and adversely affected or is likely to materially adversely affect the Assets or the Business relative to the Products or the ability of Seller to perform any of its obligations under this Agreement or the Operative Agreements (other than as may result from the effects bargaining negotiations currently being undertaken by Seller with regard to the union employees at the Facility); or

          (iv) suffered any material adverse change in the Business or the Assets which materially and adversely affected the value or utility of the Assets, the well-being of the Business relative to the Products or the ability of Seller to perform any of its obligations under this Agreement or the Operative Agreements (other than the voluntary recall and/or suspension of sales of Fluogen and Pitocin(R)).

     5.17 Debarment. Except as set forth on Section 5.17 of the Disclosure Schedule, no employee of Seller or its Affiliates at the Facility or involved in the manufacture, use or sale of the Products, nor, to Seller's knowledge, any consultant retained by Seller for the purpose of performing services with respect to the Products during the period beginning on January 1, 1997 and ending on the date hereof, has been debarred under ss.306(a) or ss.306(1) of the Federal Food, Drug and Cosmetic Act or has, during that period, been convicted of or formally charged with a criminal offense relating to the development or approval process of any drug product, or a felony of any kind or under any law, statute or regulation which could lead to debarment.

     5.18 DEA. During the period commencing on January 1, 1997 and ending on the date hereof, with respect to Seller or its Affiliates, to Seller's knowledge, there have been no inspections, inspection reports or other correspondence from the Drug Enforcement Administration ("DEA") in which the DEA or any other Governmental or Regulatory Authority has asserted or alleged that the operations of Seller or its Affiliates is or was not or may not be in compliance with the federal Controlled Substances Act, as amended, or any similar law of any country or other jurisdiction.

     5.19 Environmental Matters.

          (a) Except as set forth in Section 5.19(a) of the Disclosure Schedule, to the knowledge of Seller, there have not been any activities on or at the facilities owned by Seller and used for the manufacture of any Products (for purposes of this Section 5.19, such facilities are collectively referred to herein as the "Manufacturing Facilities") involving, directly or indirectly, the use, generation, treatment, storage or disposal of any Hazardous Substances (i) under, or in the land at any Manufacturing Facility whether contained in soil, tanks, sumps, ponds, lagoons, barrels or other containments, structures or equipment, (ii) incorporated in the buildings, structures or improvements located at any Manufacturing Facility including any building material containing asbestos, or (iii) used in connection with any operation on, in or at any Manufacturing Facility, except where items (i), (ii), or (iii) were conducted in accordance with applicable Environmental Laws or except as would not have a financially adverse impact on the manufacture of the Products at such Manufacturing Facilities;

          (b) Except as disclosed in Section 5.19(b) of the Disclosure Schedule, to the knowledge of Seller and except as otherwise disclosed in writing to Purchaser during the course of its environmental audit of the Facility, there have been no releases of any Hazardous Substances from any Manufacturing Facility and no such facility has been used at any time by any Person as a landfill or waste disposal site, except where such use was conducted in accordance with applicable Environmental Laws or except as would not have a financially adverse impact on the manufacture of the Products at such Manufacturing Facilities;

          (c) There are no pesticides, fungicides, insecticides or rodenticides located in or on any Manufacturing Facility in violation of any applicable Laws.

          (d) To the knowledge of Seller, it is currently in substantial compliance with all Environmental Laws with respect to the manufacture, use, treatment, disposal and storage of the Products and raw materials and waste by-products at the Manufacturing Facilities. Seller has all approvals, consents, Licenses, Permits, registrations and orders necessary to carry out their Business as currently conducted. To the knowledge of Seller and with the exception of litigation regarding offsite disposal of Hazardous Materials associated with the manufacture, use and storage of the Products, there is no pending environmental litigation, enforcement actions, administrative orders, environmental liens or notices of violation brought under any Environmental Laws concerning the Facility and to the knowledge of Seller there are no threats of such litigation, enforcement actions, administrative orders or notices of violation.

          (e) Seller has delivered or otherwise made available for inspection to Purchaser true, complete and correct copies and results of all non-privileged reports, studies, assessments, analyses, evaluations or tests possessed by Seller pertaining to compliance with or liability under applicable Environmental Laws with respect to any of the Assets owned or leased by Seller, all of which shall be included with the definition of Business Books and Records.

          (f) The contents of any privileged reports, studies, assessments, analyses, evaluations or tests possessed by Seller do not reveal any additional alleged violations of or noncompliance with applicable Environmental Laws that have not been previously disclosed to Purchaser or disclosed herein.

     5.20 Product and Service Warranties. Seller represents and warrants that it has delivered to Purchaser all relevant information or given Purchaser access to all relevant information regarding the current standard forms of product and service warranties and guarantees utilized by Seller and its Affiliates with respect to the Products and its Business relative to the Products. Except as set forth on Section 5.20 of the Disclosure Schedule hereof, during a period beginning on January 1, 1997 through the date hereof, neither Seller nor its Affiliates have received written notice of, or become aware of facts or circumstances that would support, any claims (including, but not limited to, claims for product liability, defects or breaches of product or service warranties) in connection with the manufacture, production, sale, distribution or use of any Products under Seller's Business, which claims would have a financial adverse effect on the Products, the Business, the Assets or Seller's compliance with and performance under the terms of this Agreement or any of the Operative Agreements.

     5.21 Product Financial Statements. Attached hereto as Section 5.21 of the Disclosure Schedule are statements of revenue and net margin associated specifically with the Products for the year ended December 31, 1997 ("Product Financial Statements"). Seller represents and warrants that the Product Financial Statements have been prepared in accordance with generally accepted accounting principles consistently maintained and applied on a basis consistent with prior practices and do present fairly the financial position of the Product Business for the period indicated.

     5.22 Material Facts. To the knowledge of Seller, neither this Agreement nor any schedule or exhibit hereto (including without limitation the Operative Agreements or the schedules or exhibits attached thereto), nor any written statement or certificate furnished in connection herewith or any of the transactions contemplated hereby or by the Operative Agreements, contains or will contain an untrue statement of a fact or omits or will omit to state a fact that is necessary in order to make the statements contained herein and therein, in the light of the circumstances under which they are made, not materially misleading.

     5.23 Non-marketed Products. Notwithstanding any terms, conditions, representations or warranties contained in this Agreement or any of the Operative Agreements, Seller makes no representations or warranties relating to the Discontinued Products.

     5.24 Disclaimer of Warranties. EXCEPT AS EXPRESSLY PROVIDED HEREIN, SELLER DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH REGARD TO THE PRODUCTS, INCLUDING THE WARRANTY OF MERCHANTABILITY AND THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.


                                   ARTICLE VI

                                 INDEMNIFICATION

     6.1 Indemnification. (a) Subject to paragraph (c) of this Section and the other Sections of this Article VI, Seller shall indemnify Purchaser and its officers, directors, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to:

               (i) Any Retained Liability of Seller including, but not limited to, any claim arising from any liability under or violation of any Environmental Laws arising from any action taken or omitted to be taken on or prior to the Closing Date;

               (ii) Misrepresentation or breach of warranty or covenant or agreement by Seller made or contained in this Agreement, the Operative Agreements or in any Exhibit, Schedule, certificate or other instrument furnished or to be furnished to the Purchaser under this Agreement or the Operative Agreements;

               (iii) Litigation or other claims arising from acts, failures to act or events relating to the Business or the Assets which occurred prior to the Closing Date, including, without limitation, product liability claims or threatened claims.

               (iv) Any acts or omissions to act by Seller or its Affiliates, or any of their employees, agents or representatives, that result in any violation or alleged violation of any Law or Order that in any manner financially adversely affects the rights and benefits of the Purchaser under this Agreement or under any of the Operative Agreements.

     Furthermore, the parties agree that in no event will Seller be liable to Purchaser for special consequential, indirect, punitive or similar damages.

          (b) Subject to paragraph (c) of this Section and the other Sections of this Article VI, Purchaser shall indemnify Seller and its respective officers, directors, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to:

               (i) The Assumed Liabilities;

               (ii) Misrepresentation or breach of warranty or covenant or agreement by the Purchaser made or contained in this Agreement, the Operative Agreements or in any Exhibit, Schedule, certificate or other instrument furnished or to be furnished to Seller under this Agreement or the Operative Agreements;

               (iii) Litigation or other claims arising from acts, failures to act or events relating to the Business or the Assets which occurred after the Closing Date, including liability under or violations of Environmental Laws occurring after the Closing Date.

               (iv) The use of the Assets and Properties of the Business on and after the Closing Date, including, without limitation, product liability claims or threatened claims; and

               (v) Any acts or omissions to act by the Purchaser or its Affiliates, or any of their employees, agents or representatives, that result in any violation or alleged violation of any Law or Order that in any manner financially adversely affects the rights and benefits of Seller under this Agreement or under any of the Operative Agreements.

          (c) Notwithstanding anything to the contrary contained in this Agreement, no amounts of indemnity shall be payable as a result of any claim in respect of a Loss arising under paragraph (a) or (b) of Section 6.1:

               (i) unless, with respect to any claim, such claim involves Losses in excess of $ 50,000;

               (ii) unless, until and then only to the extent that the Indemnified Parties thereunder have suffered, incurred, sustained or become subject to Losses referred to in such paragraphs in excess of $500,000 in the aggregate;

               (iii) with respect to any claim for indemnification thereunder, unless the Indemnified Party has given the Indemnifying Party a Claim Notice or Indemnity Notice, as applicable, with respect to such claim, setting forth in reasonable detail the specific facts and circumstances pertaining thereto, (A) as soon as practical following the time at which the Indemnified Party discovered or reasonably should have discovered such claim (except to the extent the Indemnifying Party is not prejudiced by any delay in the delivery of such notice) and (B) in any event prior to the applicable Cut-off Date;

               (iv) with respect to any Loss resulting from a misrepresentation, breach of warranty or nonfulfillment or failure to perform a covenant or agreement that is either (A) disclosed in a written notice, setting forth in reasonable detail the specific facts and circumstances pertaining thereto, delivered by the Indemnifying Party to the Indemnified Party after the date of this Agreement and at or prior to the Closing or (B) otherwise actually known to the Indemnified Party prior to the Closing, if the Indemnified Party nevertheless elects to close (regardless of whether the Indemnified Party waives such misrepresentation, breach, nonfulfillment or failure in writing or otherwise);

               (v) with respect to any Loss, to the extent that the Indemnified Party had a reasonable opportunity, but failed, in good faith to mitigate the Loss, including but not limited to the failure to use commercially reasonable efforts to recover under the Indemnified Party's policy of insurance or under a contractual right of set-off or indemnity;

               (vi) with respect to any Loss suffered, incurred or sustained by Purchaser or its Affiliates or to which any of them becomes subject to the extent it arises from or was caused by actions taken or failed to be taken by Purchaser or any of its Affiliates after the Closing; or

               (vii) with respect to any Loss, to the extent that such Loss is caused by (a) any inaccuracy of a representation or breach of a warranty made by the Indemnified Party in the Agreement or (b) the negligence or willful misconduct of such Indemnified Party or any of its officers, directors, employees, agents or affiliates.

          (d) The limitations contained in clauses (i), (ii) and (iii) of
Section 6.1(c) shall not apply to Losses arising from breach of (x) the agreements of Seller contained in Sections 7.1 and 7.12 and of Purchaser contained in Sections 7.1 and 7.12 and (y) Purchaser's and Seller's respective obligations hereunder with respect to Assumed Liabilities and Retained Liabilities.

          6.2 Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 6.1 will be asserted and resolved as follows:

          (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 6.1 is asserted against or sought to be collected from such Indemnified Party by a Person other than Seller, Purchaser or any Affiliate of Seller or Purchaser (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section
6.1 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

              (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 6.2(a), then the Indemnifying Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (with the consent of the Indemnified Party, which consent will not be unreasonably withheld). The Indemnifying Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this Section 6.2(a)(i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests and not prejudicial to the Indemnifying Party (it being understood and agreed that, except as provided in clause (ii) below, if an Indemnified Party takes any such action that is prejudicial and causes a final adjudication that is adverse to the Indemnifying Party, the Indemnifying Party will be relieved of its obligations hereunder with respect to the portion of such Third Party Claim prejudiced by the Indemnified Party's action); and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the Indemnified Party or any of its Affiliates). Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party

Claim at any time if it irrevocably waives its right to indemnity under Section
6.1 with respect to such Third Party Claim.

               (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 6.2(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnified Party to a final conclusion or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the Indemnified Party or any of its Affiliates). Notwithstanding the foregoing provisions of this Section 6.2(a)(ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense or settlement pursuant to this Section 6.3(a)(ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation.

               (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 6.1 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under Section 6.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

          (b) In the event any Indemnified Party should have a claim under
Section 6.1 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 6.2 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

          (c) In the event of any Loss resulting from a misrepresentation, breach of warranty or nonfulfillment or failure to be performed of any covenant or agreement contained in this Agreement as to which an Indemnified Party would be entitled to claim indemnity under Section 6.1 but for the provisions of
Section 6.1(c)(ii), such Indemnified Party may nevertheless deliver a written notice to the Indemnifying Party containing the information that would be required in a Claim Notice or an Indemnity Notice, as applicable, with respect to such Loss. In the case of a Claim Notice, the provisions of Section 6.1(c)(i) will be applicable. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described therein or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Claim Notice or Indemnity Notice, as the case may be, the Loss specified in the notice will be conclusively deemed to have been incurred by the Indemnified Party for purposes of making the determination set forth in Section 6.1(c)(ii). If the Indemnifying Party has timely disputed the claim described in such Claim Notice or Indemnity Notice, as the case may be, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

          (d) In the event of any claim for indemnity under Section 6.1(a), Purchaser agrees to give Seller and its Representatives reasonable access to the Business Books and Records and Employees in connection with the matters for which indemnification is sought to the extent WL reasonably deems necessary in connection with its rights and obligations under this Article VI.

     6.3 Exclusivity. After the Closing, to the extent permitted by Law, the indemnities set forth in this Article VI shall be the exclusive remedies of Purchaser and Seller and their respective officers, directors, employees, agents and Affiliates for any misrepresentation, breach of warranty or nonfulfillment or failure to perform any covenant or agreement contained in this Agreement, and the parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which the parties hereto hereby waive.

                                   ARTICLE VII

                                  MISCELLANEOUS

     7.1 Payment of Transaction Expenses. All sales taxes, use taxes, transfer taxes, filing fees (including Intellectual Property assignment fees) and similar taxes (other than taxes on Seller's income), fees, charges and expenses required to be paid in connection with the sale of the Assets to Purchaser and the assumption of the Business Contracts and the Assumed Liabilities by Purchaser will be borne and paid by Purchaser. All legal fees and other expenses incurred on behalf of Seller in connection with the negotiation of this Agreement will be borne by Seller; and all legal fees and other expenses incurred on behalf of Purchaser in connection with the negotiation of this Agreement will be borne by Purchaser.

     7.2 Drug Master Files. For each Product, Seller, shall, on or immediately after the Closing Date, send a letter in form and substance satisfactory to Purchaser to each of Seller's suppliers that are the holders of referenced Drug Master Files with respect to the Products, in order to notify such suppliers of the transfer of the Products from Seller to Purchaser and to obtain appropriate Drug Master File reference authorizations from such suppliers. Additionally, for those Products where the underlying application references the manufacture of the bulk drug substance, Seller shall, as soon as practicable after the Closing Date, file with the FDA a Type 3 Drug Master File relative to the manufacture of those drug substances with appropriate references to Purchaser and to the Products.

     7.3 Use of Trademarks and Trade Names. With respect to the trademarks and tradenames listed in Section 7.3(a) of the Disclosure Schedule, after the Closing, Purchaser will be granted a limited right to utilize Seller's and its Affiliates' trademarks and trade names as follows: (i) Purchaser may sell finished products approved for release by Seller and included in the Inventory utilizing packaging or labeling bearing such trademarks and trade names for one year after the Closing Date or until such Inventory is depleted whichever occurs first; (ii) Purchaser may sell other products included in the Inventory utilizing packaging or labeling bearing such trademarks and trade names for six months after the Closing Date or until such Inventory is depleted, (iii) Purchaser may manufacture and sell products using the same packaging and labeling bearing such trademarks and trade names for a period of six months from the Closing Date and (iv) Purchaser may use, in the same manner used prior to the Closing, all other marketing materials and other printed matter and materials included in the Assets and bearing Seller's or its Affiliates' trademarks and trade names in the ordinary course of operating the Business until the earlier of the (x) depletion of such items or (y) one year after the Closing Date. In all cases set forth in this Section 7.3, Purchaser shall destroy all unused supplies of the same within one month following the expiration of the applicable permitted period of use. Subject to the foregoing, Purchaser shall exercise diligent efforts, including the making of any regulatory filings, to change, as soon as practical after the Closing Date, the packaging and labeling for Products to delete trademarks and trade names owned by Seller or its Affiliates.

     With respect to the trademarks and tradenames listed in Section 7.3(b) of the Disclosure Schedule, Purchaser's rights to utilize such trademarks and tradenames shall be set forth in the License Agreement.

     With respect to the trademarks and tradenames listed in Section 7.3(c) of the Disclosure Schedule, Seller's rights to utilize such trademarks and tradenames shall be set forth in the Chloromycetin License Agreement.

     7.4 Delivery of Assets and Inventory; Removal of Property. (a) On the Closing Date, Seller will take all commercially reasonable steps to deliver or make available to Purchaser at the Facility or at such other locations as the Assets may be held, the Assets (excluding Inventory) in Seller's possession, and if at any time after the Closing Date, Seller discovers in its possession or in the possession of its Affiliates or under its control or the control of its Affiliates any other such Assets, it will forthwith deliver same at its expense to Purchaser.

          (b) On or promptly after the Closing Date, Seller will take all commercially reasonable steps to deliver to Purchaser finished Product Inventory which is not located at the Facility to a common carrier designated by Purchaser, at shipping docks at Seller's facilities for shipment to Purchaser. Purchaser shall bear all costs and risk of loss for such Inventory after it is delivered to such common carrier.

     7.5 Further Assurances and Access. Seller, at any time after the Closing Date, at the request of Purchaser shall execute, acknowledge and deliver any further assignments and other assurances, documents and instruments of transfer, and will take any action consistent with the terms of this Agreement or the Operative Agreements, that may be reasonably necessary for the purpose of assigning and granting to Purchaser all Assets free and clear of all liens, claims, encumbrances or security interests of any kind to be sold pursuant to the terms and provisions of this Agreement or the Operative Agreements. Furthermore, Seller will provide Purchaser access to all historic documentation necessary for Purchaser to satisfy its obligations to the FDA by virtue of its ownership of the Registrations.

     7.6 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) or by nationally recognized overnight courier service to the parties at the following addresses or facsimile numbers:

                  If to Purchaser, to:

                  Parkedale Pharmaceuticals, Inc.
                  501 Fifth Street

                  Bristol, Tennessee 37620
                  Attn:  Chairman of the Board
                  facsimile:  423-989-6282

                  with a copy to:

                  John A.A. Bellamy, Esq.
                  Executive Vice President and
                    General Counsel
                  King Pharmaceuticals, Inc.
                  501 Fifth Street
                  Bristol, Tennessee 37620
                  facsimile:  423-989-6282

                  and to:

                  Verne C. Hampton II
                  Dickinson, Wright, Moon, Van Dusen & Freeman
                  500 Woodward Avenue, Suite 4000
                  Detroit, Michigan  48226
                  facsimile:  734-223-3598

                  If to Seller to:

                  Warner-Lambert Company
                  201 Tabor Road
                  Morris Plains, NJ 07950
                  Attn: President, Pharmaceutical Sector
                  facsimile:  973-540-4009

                  with a copy to:

                  Warner-Lambert Company
                  201 Tabor Road
                  Morris Plains, NJ 07950 Facsimile No.: 973-540-3927
                  Attn: Vice President and General Counsel
                  facsimile:  973-540-3927

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

     7.7 Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements of Seller and Purchaser contained in this Agreement will survive the Closing (a) indefinitely with respect to the representations and warranties contained in Sections 5.1(i) and 5.1(ii) and the covenants and agreements contained in Sections 2.10 and 7.1, (b) five (5) years with respect to the covenants and agreements contained in Section
7.12 and (c) for a period of one (1) year following the Closing in the case of each other representation and warranty, covenant and agreement, except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (c) above will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given in good faith based on facts reasonably expected to establish a valid claim under Article VI on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article
VI. This Section shall not limit in any way the survival and enforceability of any covenant or agreement of the parties hereto which by its terms contemplates performance after the Closing Date, which shall survive for the respective periods set forth therein.

     7.8 No Other Representations. Notwithstanding anything to the contrary contained in this Agreement, it is the explicit intent of each party hereto that Seller is not making any representation or warranty whatsoever, express or implied, including but not limited to any implied representation or warranty as to condition, merchantability or suitability as to any of the Assets or other Properties of the Business, except those representations and warranties contained in Article V of this Agreement and the Operative Agreements, the Schedules and Exhibits hereto and thereto. In particular, Seller does not make any representation or warranty to Purchaser with respect to (i) the information set forth in the Confidential Offering Memorandum dated April, 1997 provided to the Purchaser by Seller or (ii) any financial projection or forecast relating to the Condition of Seller's Business or (iii) any presentation by Seller of the Condition of Seller's Business. With respect to any projection or forecast delivered by or on behalf of any Seller to Purchaser, Purchaser acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts, (ii) it is familiar with such uncertainties, (iii) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts furnished to it and (iv) it shall have no claim against Seller with respect to such projections and forecasts prepared in good faith by Seller.

     7.9 Independent Contractor. Nothing in this Agreement shall be construed to create a partnership, agency, joint venture or employer-employee relationship. Neither party has the authority to assume or create any obligation, express or implied, on behalf of the other.

     7.10 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, including without limitation that certain nondisclosure agreement between the parties dated August 21, 1997, and, together with the exhibits and schedules attached hereto which are herein deemed to have been fully incorporated herein by reference thereto, contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof, except as set forth in the Operative Agreements.

     7.11 Public Announcements. At all times at or before the Closing, Seller and Purchaser will not issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons to whom Seller sells goods or provides services in connection with the Business or with whom Seller otherwise has significant business relationships in connection with the Business with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. Seller and Purchaser will also obtain each party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

     7.12 Confidentiality. For a period of five (5) years from the Closing Date, each party hereto will hold, and will cause its Affiliates, and in the case of Purchaser, any Person who has provided, or who is considering providing, financing to Purchaser to finance all or any portion of the Purchase Price, and their respective Representatives to hold in strict confidence from any Person (other than any such Affiliate, Person who has provided, or who is considering providing, financing or Representative) all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential. The foregoing restrictions shall not apply to documents and information (i) compelled to be disclosed by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, or (iii) required in any document relating to the sale or proposed sale of Purchaser's stock to the public. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates, any Person who has provided, or who is providing, financing to such party and their respective Representatives to, promptly (and in no event later than five (5)

Business Days after such request) redeliver or cause to be redelivered all copies of confidential documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

     7.13 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

     7.14 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

     7.15 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article VI. This Agreement may be amended, supplemented, modified or terminated by the parties without notice or other obligation to any person entitled to such indemnity.

     7.16 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder to a wholly-owned subsidiary or an Affiliate, , provided that any such assignee agrees in writing to be bound by all of the terms, conditions and provisions contained herein. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns. Purchaser may also grant security interests in the Assets at or after the Closing.

     7.17 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     7.18 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     7.19 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Michigan applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

     7.20 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WARNER-LAMBERT COMPANY                   PARKEDALE
                                         PHARMACEUTICALS, INC.


By: /s/ Melvin R. Goodes                 By: /s/ John M. Gregory
   -------------------------------          ------------------------------
Name: Melvin R. Goodes                   Name: John M. Gregory
Title: Chairman of the Board             Title: Chairman of the Board
       and Chief Executive Officer              and C.E.O